EXHIBIT-23.1
CONSENT OF INDEPENDENT REGISTER PUBLIC ACCOUNTING FIRM
To the Board of Directors
AMCON Distributing Company
Omaha, Nebraska
We consent to the incorporation by reference in Registration Statement No. 333-45338 on form S-8 of our report on the consolidated financial statements dated November 6, 2009, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of AMCON Distributing Company and Subsidiaries for the fiscal year ended September 30, 2009.
/s/ McGladrey & Pullen LLP
Omaha, Nebraska
November 6, 2009